Exhibit 4.1.8

EXECUTION VERSION

OMNIBUS AMENDMENT TO SPECIFIED RISK RETENTION AGREEMENTS

THIS OMNIBUS AMENDMENT TO SPECIFIED RISK RETENTION AGREEMENTS, dated as of May 18, 2025 (this “Omnibus Amendment”), is entered into among (i) Capital One, National Association, a national banking association (“CONA”), (ii) Discover Funding LLC, a Delaware limited liability company (“Discover Funding”), and (iii) Discover Card Execution Note Trust, a Delaware statutory trust (the “Issuer”).

WHEREAS, the Issuer is a party to the Second Amended and Restated Indenture, dated as of May 18, 2025, as supplemented by the Third Amended and Restated Indenture Supplement, dated as of May 18, 2025, each by and between the Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (collectively, the “Indenture”); and

WHEREAS, CONA and Discover Funding are parties to (i) the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of May 18, 2025, by and among CONA, Discover Funding and U.S. Bank Trust Company, National Association, as trustee (the “Pooling and Servicing Agreement”), and (ii) the Amended and Restated Receivables Sale and Contribution Agreement, dated as of May 18, 2025, by and between CONA and Discover Funding (the “Receivables Sale and Contribution Agreement”); and

WHEREAS, Discover Bank, a Delaware banking corporation (“Discover Bank”), Discover Funding and the Issuer are parties to certain Risk Retention Agreements listed on Exhibit A hereto (individually, a “Specified Risk Retention Agreement” and, collectively, the “Specified Risk Retention Agreements”); and

WHEREAS, on the date hereof (the “Merger Date”), Discover Bank, a Delaware banking corporation (“Discover Bank”), merged with and into CONA, with CONA being the surviving entity of such merger and, in connection with such merger, Discover Bank assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under each Specified Risk Retention Agreement to CONA pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of May 18, 2025 (the “Assignment and Assumption Agreement”), among the various parties thereto, including Discover Bank, CONA and the Indenture Trustee; and

WHEREAS, the parties hereto intend to amend each Specified Risk Retention Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture or the applicable Specified Risk Retention Agreement, as applicable.

SECTION 2. AMENDMENTS TO SPECIFIED RISK RETENTION AGREEMENTS. Each party to a Specified Risk Retention Agreement agrees that such Specified Risk Retention Agreement shall be amended as follows:

(a) by deleting all references therein to “Discover Bank” and to its organization as a “Delaware banking corporation” and replacing such references with “Capital One, National Association” and to its organization as a “national banking association”;

(b) by deleting all references therein to “U.S. Bank National Association” and replacing such references with “U.S. Bank Trust Company, National Association”; and

(c) by deleting in Section 6(c) therein the phrase “800 Prides Cross, Suite 100 Newark, Delaware 19713 Attention: Patricia S. Hall” and replacing such phrase with “1680 Capital One Drive, McLean, Virginia 22102, Attention: Managing Vice President, Corporate Treasury, Treasurer with a copy to Vice President, Senior Associate General Counsel, Capital Markets Legal”.

SECTION 3. EFFECTIVENESS. This Omnibus Amendment shall become effective as of the date first set forth above; provided that each of CONA, Discover Funding and the Issuer shall have executed and delivered a counterpart of this Omnibus Amendment.

SECTION 4. WAIVER OF NOTICE. Notwithstanding anything to the contrary set forth in any Specified Risk Retention Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its content to the amendments provided herein.

SECTION 5. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Omnibus Amendment shall be a part of each Specified Risk Retention Agreement and (ii) each reference in any Specified Risk Retention Agreement to “this Omnibus Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to any Specified Risk Retention Agreement, shall mean and be a reference to the applicable Specified Risk Retention Agreement as amended hereby.

(b) Except as expressly amended hereby, each Specified Risk Retention Agreement shall remain in full force and effect and is hereby ratified and confirmed by the

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parties hereto. For the avoidance of doubt, defined terms contained in, and covenants of Discover Bank made or given in, each Specified Risk Retention Agreement that make reference to the EU Securitization Regulation, the EU Securitization Regulation Rules, the UK Securitization Regulation, or the UK Securitization Regulation Rules, in each case as in effect and applicable on the date of such Specified Risk Retention Agreement (which is also the date of issuance of the related tranche of Class A Notes), or words of similar import, are not amended or otherwise modified hereby and, therefore, such defined terms contained in, and covenants of CONA deemed to have been made or given in, each Specified Risk Retention Agreement, as amended by this Omnibus Amendment, are contained in, and made or given by CONA in, each such Specified Risk Retention only as of the original date specified therein and not as of any subsequent date.

SECTION 6. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Omnibus Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Omnibus Amendment or any other related documents.

SECTION 7. MISCELLANEOUS. (a) THIS OMNIBUS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Omnibus Amendment.

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(c) This Omnibus Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Omnibus Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 8. LIMITATION OF LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trustee and the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein of the Trustee or the Trust, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Trustee or the Trust in this Omnibus Amendment and (e) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trustee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee or the Trust under this Omnibus Amendment or any other related documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Drew Davis

Name:	Drew Davis

Title:	Vice President

Omnibus Amendment to Specified Risk Retention

Agreements

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CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Franco E. Harris

Name:	Franco E. Harris

Title:	Managing Vice President, Corporate Treasury, Treasurer

Omnibus Amendment to Specified Risk Retention

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DISCOVER FUNDING LLC

By:	/s/ Eric D. Bauder

Name:	Eric D. Bauder

Title:	Assistant Vice President

Omnibus Amendment to Specified Risk Retention

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EXHIBIT A

1.	The Class A(2021-2) Risk Retention Agreement, dated as of September 27, 2021 (the “Class A(2021-2) Risk Retention Agreement”), among Discover Bank, Discover Funding and the Issuer.

2.	The Class A(2022-3) Risk Retention Agreement, dated as of August 9, 2022 (the “Class A(2022-3) Risk Retention Agreement”), among Discover Bank, Discover Funding and the Issuer.

3.	The Class A(2022-4) Risk Retention Agreement, dated as of November 28, 2022 (the “Class A(2022-4) Risk Retention Agreement”), among Discover Bank, Discover Funding and the Issuer.

4.	The Class A(2023-1) Risk Retention Agreement, dated as of April 11, 2023 (the “Class A(2023-1) Risk Retention Agreement”), among Discover Bank, Discover Funding and the Issuer.

5.	The Class A(2023-2) Risk Retention Agreement, dated as of June 28, 2023 (the “Class A(2023-2) Risk Retention Agreement”), among Discover Bank, Discover Funding and the Issuer.

Omnibus Amendment to Specified Risk Retention

Agreements